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                                                                  RULE 424(b)(3)
                                                              File No. 333-23415
                                                       Republic Industries, Inc.



                      SUPPLEMENT NO. 4 DATED JULY 7, 1997
                       TO PROSPECTUS DATED MARCH 20, 1997


        In order to reflect certain transfers and sales of Common Stock by certain Selling Stockholders, the table of Selling Stockholders in the Selling Stockholders Section of the Prospectus is hereby supplemented as follows:



                                    SHARES BENEFICIALLY   SHARES TO BE OFFERED
                                      OWNED PRIOR TO         FOR THE SELLING
SELLING STOCKHOLDER                    THE OFFERING       STOCKHOLDER'S ACCOUNT
-------------------                 -------------------   ---------------------

National Car Rental, Inc. Licensee
(Arizona)...........................      253,782                253,782
National Car Rental of Oklahoma
City, Inc...........................       98,759                 98,759
Dale E. Ritter......................       49,379                 49,379
Goldman Sachs & Co..................      176,250                176,250
Midwest Car Corporation.............      493,498                493,498
Cline Tucker and Patricia Mack-
Tucker, JTWROS......................       98,759                 98,759
Rodney G. Smith.....................    1,821,515              1,821,515
Joseph Lunkes.......................       13,148                 13,148
Larry A. Ritter and Mary Jane
Ritter, JTWROS......................       49,379                 49,379